Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Kathleen Weisberg, certify that:

1.       I have reviewed this annual report on Form 10-K/A of Forward Industries, Inc.; and

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 17, 2025

/s/ Kathleen Weisberg
Kathleen Weisberg Chief Financial Officer (Principal Financial Officer)